                         REVOLVING CREDIT LOAN AGREEMENT

                            DATED AS OF JUNE 15, 2005

                                  BY AND AMONG

                          LYNCH INTERACTIVE CORPORATION

                                       AND

                       WEBSTER BANK, NATIONAL ASSOCIATION

                                    SCHEDULES

1.01A             Revolving Credit Note

4.01              Schedule of Foreign Qualifications

4.06              Other Agreements

4.07              Schedule of Litigation

4.10              Schedule of Subsidiaries

4.11              Schedule of Shareholders

4.15              Schedule of Debts of Borrower

4.17              Directors/Officers

6.01              Liens

6.02              Debt

6.05              Spinoffs

      Section 4.11   Ownership of Borrower's Stock; Outstanding Warrants or

      Section 11.12  WAIVER OF NOTICE, HEARING AND BOND BEFORE
                       PREJUDGMENT REMEDY.....................................29

      Section 11.13  OTHER WAIVERS............................................29

      Section 11.14  WAIVERS BARGAINED FOR AND KNOWINGLY AND

                         REVOLVING CREDIT LOAN AGREEMENT

            REVOLVING CREDIT LOAN AGREEMENT, dated as of June 15, 2005 between
LYNCH INTERACTIVE CORPORATION, a Delaware stock corporation having its principal office at 401 Theodore Fremd Avenue, Rye, New York 10580 ("Borrower"), and
WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association having an office at CityPlace II, 185 Asylum Street, Hartford, Connecticut 06103-3494 (the
"Bank").

                                     RECITAL

            The Borrower has requested that the Bank extend or maintain credit to the Borrower in the form of loans by direct advances to the Borrower. The
Bank is prepared to extend or maintain credit as requested by the Borrower on the terms set forth in this Agreement.

            NOW, THEREFORE, THE BORROWER AND THE BANK HEREBY AGREE AS FOLLOWS:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            Section 1.01 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

            "Affiliate" means any Person which directly or indirectly controls, or is controlled by, or is under common control with Borrower. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or by membership, or by contract, or otherwise.

            "Agreement" means this Revolving Credit Loan Agreement, as amended, supplemented, or modified from time to time.

            "Bank's Designated Representative" shall mean Christopher J. Motl, or such other Bank representative who shall be identified to the Borrower in writing by the Bank as the Bank representative for the Borrower to contact with respect to obtaining Loans.

            "Base Rate" shall mean the higher of (i) the Webster Bank Prime Rate and (ii) the Federal Funds Rate plus half a percentage point (0.50%).

            "Borrower's Designated Representative" means either Robert E. Dolan,
Paul Goldstein, or John A. Cole, or such other Borrower's representative as shall be identified to the Bank in writing by the Borrower as the person authorized to contact the Bank to obtain Loans.

            "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Hartford, Connecticut are authorized or required to close under the laws of the State of Connecticut.

            "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

            "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof;
(ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard &
Poor's Rating Service or at least P-1 from Moody's Investors Service, Inc.;
(iii) certificates of deposit or bankers' acceptances maturing within one (1)
year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the
United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than ninety (90) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution and (v) money market accounts that invest in any of the foregoing.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

            "Current Maturities of Long Term Debt" means current maturities of long term Debt (excluding Subordinated Debt) as determined in accordance with
GAAP.

            "Default Rate" shall mean a rate of interest equal to the lesser of
(i) three and one-half percentage points (3.5%) higher than the Base Rate or
(ii) the maximum rate of interest then permitted by law.

            "Demand Date" means the date on which payment is demanded under the
Revolving Credit Note pursuant to acceleration of the Obligations under Section
10.01.

            "Dollars" and the sign "$" means lawful money in the United States of America.

            "EBITDA" means the sum of Operating Profit and depreciation and amortization line items as determined in accordance with GAAP.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or under Section 4001 of ERISA.

                                      -2-

            "Event of Default" means any of the events specified in Section
10.01.

            "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of
1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the
Business Day next succeeding such day, provided that (i) if such day is not a
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank on such day on such transactions as reasonably determined by Bank. On the date hereof, the Federal Funds Rate is three percent (3.00%) per annum. Any change in the interest rate under the
Revolving Credit Note resulting from a change in the Federal Funds Rate shall become effective immediately upon the date on which such change in the Federal
Funds Rate shall be adopted by the Bank.

            "GAAP" means generally accepted accounting principles in the United
States, as from time to time in effect, consistently applied.

            "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Head Office" means the principal office of the Bank at CityPlace
II, 185 Asylum Street, Hartford Connecticut 06103-3494, or such other address as the Bank may from time to time designate in writing to the Borrower as the
Bank's Head Office.

            "Indebtedness" means the sum of (a) obligations for borrowed money,
(b) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of goods or services on terms customary in the trade, (c) obligations, whether or not assumed, secured by liens or a pledge of or an encumbrance on the proceeds or production from property now or hereafter owned or acquired, (d) obligations which are evidenced by notes, acceptances or other instruments, and (e) leases of real or personal property which are required to be capitalized under GAAP or which are treated as operating leases under regulations applicable to them but which otherwise would be required to be capitalized under GAAP.

            "Interest Coverage" means EBITDA divided by interest expense, both for the most recently completed four fiscal quarters.

            "Investment" means any direct or indirect purchase or other acquisition by Borrower of any beneficial interest in those investments described in the definition of Cash Equivalents. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, other than those required under GAAP.

                                      -3-

            "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform
Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

            "Line Facility" means the line of credit facility provided by the
Bank to the Borrower pursuant to Section 2.01.

            "Loan" means any loan made by the Bank pursuant to this Agreement and "Loans" means all loans made by the Bank pursuant to this Agreement.

            "Loan Documents" means this Agreement, the Revolving Credit Note and any other document evidencing the transactions contemplated thereunder.

            "Loan Rate" means with respect to each day the rate per annum equal to the applicable Base Rate plus one and one-half percentage points (1.5%). On the date hereof the Loan Rate is seven and one-half percent (7.5%) per annum.

            "Material Obligation" means any single obligation of the Borrower to any Person in excess of Fifty Thousand Dollars ($50,000).

            "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of
ERISA relating to employees or former employees of the Borrower or any ERISA
Affiliate.

            "Obligations" means all amounts owed by the Borrower and all other obligations of the Borrower to the Bank pursuant to any one or more of the Loan
Documents.

            "Operating Profit" means that formula historically used by Borrower in its financial statements to determine its "Operating Profit".

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other similar entity of whatever nature.

            "Plan" means any "employee benefit plan" as defined in section 3(3)
of ERISA relating to employees or former employees of the Borrower or any
Subsidiary or ERISA Affiliate.

            "Prime Rate" means the interest rate announced from day to day by
Webster Bank, National Association as its "Prime Rate." The Prime Rate is not
necessarily the lowest or most favorable lending rate that the Bank charges its customers. On the date hereof, the Prime Rate is six percent (6%) per annum. Any change in the interest rate under the Revolving Credit Note resulting from a

                                      -4-

change in the Prime Rate shall become effective immediately upon the date on which such change in the Prime Rate shall be adopted by the Bank.

            "Prohibited Transaction" means any transaction set forth in Section
406 of ERISA or Section 4975 of the Code.

            "Records" means all books, records of any kind or nature, customer lists, ledger cards, computer programs, computer tapes, disks, printouts and records, whether now in existence or hereafter created.

            "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

            "Revolving Credit Commitment" means an amount equal to Ten Million
Dollars ($10,000,000.00).

            "Revolving Credit Note" means the revolving credit note of the
Borrower referred to in Section 2.01, which shall be generally in the form and have the terms set forth in Schedule 1.01A hereto.

            "Revolving Credit Termination Date" means the earlier of (i) April
30, 2008, and (ii) Demand Date.

            "Subsidiary" means a corporation a majority shares of stock of which having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect the board of directors or other managers of such corporation are at the time owned by the Borrower.

            "Total Leverage Ratio" means Indebtedness divided by EBITDA for the most recently completed four fiscal quarters. EBITDA will be adjusted for acquisitions and dispositions. For acquisitions, projected EBITDA for the full year will be added to EBITDA at the first reporting period since the acquisition. For subsequent reporting periods, actual EBITDA will be added to the projected EBITDA and projected EBITDA will be subtracted for the same number of quarters added (assume projected EBITDA divided by four). For dispositions, the actual EBITDA for the disposed property will be subtracted from EBITDA.

            Section 1.02 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

            Section 1.03 SECTION REFERENCES. Unless the context otherwise requires references herein to a particular Section are references to Sections hereof.

            Section 1.04 TERMS GENERALLY. Singular terms should include the plural and vice versa, and masculine, feminine and neutral terms shall be deemed to include the others, unless the context otherwise requires.

                                      -5-

                                   ARTICLE II
                          AMOUNT AND TERMS OF THE LOANS

            Section 2.01   REVOLVING CREDIT LINE FACILITY.

            (a) Subject to the terms and conditions set forth in this Agreement and so long as no Event of Default shall have occurred, upon notice by Borrower pursuant to Section 2.02, the Bank may make loans to Borrower from time to time during the period from the date of execution of this Agreement up to, but not including, the Revolving Credit Termination Date, in a principal amount not exceeding in the aggregate at any one time outstanding, the Revolving Credit
Commitment. All amounts borrowed under this Section 2.01 shall be payable on the
Revolving Credit Termination Date. Up to the amount of the Revolving Credit
Commitment, the Borrower may borrow, repay and reborrow at any time or from time to time up to the day preceding the Revolving Credit Termination Date.

            (b) Credit shall be extended under the Revolving Credit Commitment by depositing the funds in the account of the Borrower designated pursuant to
Section 2.02 at the Bank. The aggregate principal amount of all Loans outstanding shall under no circumstances be permitted to exceed the Revolving
Credit Commitment.

            (c) The obligation of the Borrower to repay the Revolving Loans shall be evidenced by that certain $10,000,000 Revolving Credit Note dated the date hereof made payable by the Borrower to the order of the Bank (the
"Revolving Credit Note"). The outstanding principal balance of each Loan shall bear interest at the Loan Rate from the date of advancement until the earlier of
(i) the Revolving Credit Termination Date, (ii) repayment in full or (iii) the occurrence of an Event of Default, and thereafter at the Default Rate. Interest shall be calculated on the basis of a year of 360 days and for the actual number of days elapsed. Interest shall be due and payable by the Borrower to the Bank quarterly in arrears on the first (1st) day of each January, April, July and
October of each year, commencing October 1, 2005 and continuing until the
Revolving Credit Termination Date and on the Revolving Credit Termination Date.

            (d) Any fees and costs payable hereunder with respect to the
Revolving Credit Loans, principal amount and to the extent permitted by law, interest amount not paid when due (whether a scheduled installment payment, at maturity, by acceleration or otherwise) which remain unpaid beyond any applicable grace period shall be subject to charges as provided in Section 2.11 hereof and shall bear interest from the date of such payment was due until such amount is paid in full (as well after as before judgment) at the Default Rate, payable on demand.

            Section 2.02 NOTICE OF REVOLVING CREDIT LOANS. Whenever the Borrower
desires to obtain a Loan from the Bank pursuant to Section 2.01, the Borrower's
Designated Representative shall give to the Bank written notice (the "Notice of
Borrowing") specifying the amount of such Loan and the requested borrowing date and a certificate of the Chief Financial Officer certifying that the Borrower is in compliance with all terms of this Agreement, including the financial covenants outlined in Article VII hereof, and that no Event of Default has occurred and is continuing (a "Compliance Certificate"); upon receipt of the foregoing, the Loan will be made available to the Borrower by the Bank's crediting the account of the Borrower on the books of the Bank on (i) the same

                                      -6-

Business Day that it receives the Notice of Borrowing if such Notice of
Borrowing is received prior to 11:00 a.m. Hartford, Connecticut local time on a given Business Day; or (ii) the next Business Day following its receipt of the
Notice of Borrowing if such Notice of Borrowing is received on or after 11:00
a.m. Hartford, Connecticut local time on a given Business Day.

            Section 2.03 USE OF PROCEEDS OF THE REVOLVING CREDIT LOANS. The
proceeds of advances under the Line Facility shall be used (i) to pay off
Borrower's outstanding obligations owed to First National Bank of Omaha and (ii)
for general corporate purposes. The Borrower will not, directly or indirectly, use any part of the proceeds of the Line Facility for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of
Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

            Section 2.04 NOTATIONS. The Bank shall, and is hereby authorized by the Borrower to, reflect on a schedule prepared by the Bank and made a part of the Revolving Credit Note an appropriate notation evidencing the date and amount of each Loan made by the Bank and the date and amount of each payment by the
Borrower with respect thereto, copies of such schedule shall be provided to the
Borrower on demand. Any such notation shall be prima facie evidence of the
Borrower's outstanding obligation to the Bank, absent manifest error. Failure to reflect a notation on such schedule or computer records shall not affect the amount of the Loans outstanding.

            Section 2.05 RELIANCE ON INSTRUCTIONS. The Bank shall incur no liability to the Borrower in acting upon any instructions which the recipient thereof believes in good faith to have been given by one of the Borrower's
Designated Representatives.

            Section 2.06 PREPAYMENTS OF THE LOANS. The Borrower may at any time and from time to time, prepay the Loans then outstanding, in whole or in part, without premium or penalty, upon at least one (1) Business Day's irrevocable notice to the Bank's Designated Representative (which notice must be received by
1:00 P.M., Hartford, Connecticut time, on or before the proposed date of prepayment), specifying the date of prepayment. If any such notice is given by the Borrower, the Loans shall be due and payable on the date specified therein.

            Section 2.07 APPLICATION OF PREPAYMENTS. Any prepayment made on the
Loans hereunder (i) shall be applied first to the payment of any taxes, late charges, and amounts (other than principal and interest) otherwise due hereunder and the under Loan Documents, second to accrued and unpaid interest hereunder and third to the principal outstanding under the Loans. The acceptance of any such prepayment when there is an Event of Default continuing hereunder or under any of the Loan Documents shall not constitute a waiver, release or accord and satisfaction thereof or of any rights with respect thereto by the Bank.

            Section 2.08 COMPUTATION OF INTEREST. Interest on the Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the Loan Rate resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Bank shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Bank pursuant to any provision of this

                                      -7-

Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

            Section 2.09 ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notice at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall;

            (a) subject the Bank to any tax, law, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other
Loan Documents or the Loans (other than taxes based upon or measured by the income or profits of the Bank), or

            (b) materially change the basis of taxation (except for changes in tax on income or profits) of payments to the Bank of the principal of or the interest on any Loans or any other amounts payable to the Bank under this
Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of the Bank, or

            (d) impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, or any class of loans or commitments of which any of the Loans forms a part, and the result of any event described in clause (a), (b), (c) or (d) is

                        (i) to increase the cost to the Bank of making, funding,
issuing, renewing, extending or maintaining any of the Loans, or

                        (ii) to reduce the amount of principal, interest or
other amount payable to the Bank hereunder on account of any of the
Loans, or

                        (iii) to require the Bank to make any payment or to
forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed receivable by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregoing interest or other sum.

                                      -8-

            Section 2.10 COMMITMENT FEE. The Borrower shall pay to the Bank quarterly on the first Business Day of each January, April, July and October during the continuance of this Agreement, including any renewals hereof, a commitment fee (the "Commitment Fee") in an amount equal to five-eighths of a percent (5/8%) of the average amount available under the Revolving Credit
Commitment for the preceding quarter. The Commitment Fee shall be based on the actual number of days elapsed on the basis of a 360-day year.

            Section 2.11 EXPENSES. Borrower further promises to pay to the Bank, as incurred, and as an additional part of the unpaid principal balance of the
Loans, all reasonable costs, expenses and reasonable attorneys' fees incurred
(i) in the preparation, protection, modification, collection, defense or enforcement of all or part of the Loan Documents, or (ii) with respect to any litigation or controversy arising from or connected with the Loan Documents, or
(iii) with respect to any act to protect, defend, modify, enforce or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure the Revolving Credit Note or with regard to or against Borrower or any endorser, guarantor or surety of the
Revolving Credit Note.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

            Section 3.01 CONDITION PRECEDENT TO INITIAL REVOLVING CREDIT LOAN .
The obligation of the Bank to make the initial Loan to the Borrower is subject to the condition precedent that the Bank shall have received on or before the day of making such Loan, each of the following, in form and substance reasonably satisfactory to the Bank and its counsel:

            (a) REVOLVING CREDIT NOTE. The Revolving Credit Note duly completed and executed by the Borrower;

            (b) EVIDENCE OF ALL CORPORATE ACTION BY THE BORROWER. Certified (as
of the date of this Agreement) copies of all corporate action taken by Borrower, including resolutions of the Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents and each other document to be delivered by the Borrower under this Agreement;

            (c) INCUMBENCY AND SIGNATURE CERTIFICATE OF THE BORROWER. A
certificate (dated as of the date of this Agreement) of the Secretary of
Borrower certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents and the other documents to be delivered by
Borrower under this Agreement;

            (d) OPINION OF COUNSEL FOR THE BORROWER. A favorable opinion of counsel for the Borrower covering such matters as the Bank reasonably may request.

            (e) FIRST NATIONAL BANK OF OMAHA. A payoff statement for and payment of all obligations owing by Borrower to the First National Bank of Omaha.

                                      -9-

            (f) Such other documentation as shall reasonably be requested by the
Bank or its counsel.

            Section 3.02 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Bank to make each Loan (including the initial Loan) shall be subject to the further conditions precedent that on the date of each:

            (a) WARRANTIES TRUE, NO DEFAULTS. The following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the date thereof, stating that

                    (i) The representations and warranties contained in the
               Agreement are true and correct on and as of the date of such certificate as though made on and as of the date of such
               certificate;

                    (ii) Those representations and warranties which by their
               terms refer to a specific date continue to be true and correct on and as of such date as though made on and as of the date of such certificate; and

                    (iii) On and as of the date of such certificate, no Event of
               Default has occurred and is continuing, or would result from the making of such Loan.

            (b) OTHER DOCUMENTS. The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request, specifically including a Notice of Borrowing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to the Bank that as of the date hereof and continuing for the term of this Agreement:

            Section 4.01 INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION.
Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware. Borrower has the corporate power and authority and all necessary licenses and permits to own its assets and to transact the business in which it is now engaged or presently proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of the jurisdictions listed in SCHEDULE 4.01 attached hereto, and neither the character of the properties owned or leased by the Borrower nor the activities carried on by the Borrower require that it be qualified or registered as a foreign corporation in any other jurisdiction.

            Section 4.02 CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders or members of the Borrower which has not been obtained; (2) contravene the Borrower's Certificate of Incorporation or
Bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal

                                      -10-

Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect and having applicability to the Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower except in favor of the Bank; and (6) cause the Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

            Section 4.03 LEGALLY ENFORCEABLE AGREEMENT. Assuming due execution and delivery thereof by the Bank, this Agreement is, and each of the other Loan
Documents to which Borrower is a party when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower enforceable against that Borrower in accordance with their respective terms, except as enforcement thereof may be decided by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and except for the discretionary authority of any court in which enforcement proceedings may be brought to grant or withhold equitable remedies.

            Section 4.04 FINANCIAL STATEMENTS. The consolidated financial statements of the Borrower as of March 31, 2005 for the quarter then ended, copies of which have been furnished to the Bank (the "Financial Statements"), are complete and correct and fairly present in all material respects the financial condition of the Borrower as at such date and the results of the operations of the Borrower for the periods covered by the Financial Statements, all in accordance with GAAP consistently applied, and since March 31, 2005, there has been no material adverse change in the financial condition, business, or operations of the Borrower. There are no liabilities of the Borrower, fixed or contingent, which are material but are not reflected in the Financial
Statements or in the notes thereto, other than liabilities arising in the ordinary course of business since March 31, 2005 and normal year-end accruals and adjustments. No information, exhibit or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

            Section 4.05 LABOR DISPUTES AND ACTS OF GOD. Since March 31, 2005,
neither the business nor the properties of the Borrower has been materially adversely affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty not covered by insurance.

            Section 4.06 OTHER AGREEMENTS. Except as heretofore disclosed to
Bank (as set forth on SCHEDULE 4.06), the Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower, or the ability of the
Borrower to carry out its obligations under the Loan Documents to which it is a party. The Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

                                      -11-

            Section 4.07 LITIGATION. Except as listed on SCHEDULE 4.07, there is no pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency, or arbitrator.

            Section 4.08 NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. The
Borrower has satisfied all judgments (if any) affecting it, and the Borrower is not in default with respect to any judgment, writ, injunction, decree or order of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, other than any thereof effectively stayed, and is in compliance in all material respects with any and all rules or regulations of such tribunals.

            Section 4.09 OWNERSHIP AND LIENS. The Borrower has title to, or valid leasehold interests in, all of its properties and assets, with a fair market value of in excess of $25,000 in the aggregate, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business since March 31, 2005), and none of the properties and assets owned by the Borrower and none of the
Borrower's leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement.

            Section 4.10 NO SUBSIDIARIES. Except as listed on SCHEDULE 4.10,
Borrower has no Subsidiaries.

            Section 4.11 OWNERSHIP OF BORROWER'S STOCK; OUTSTANDING WARRANTS OR
OTHER RIGHTS TO PURCHASE BORROWER'S STOCK. SCHEDULE 4.11 correctly sets forth as of the date of this Agreement all of the classes of capital stock of Borrower, the number of shares of each class of stock authorized, the record shareholders of Borrower owning more than five percent (5%) of capital stock together with the number of shares of such Borrower's capital stock owned by each such shareholder, and the holders of any warrants or other rights to acquire capital stock of such Borrower together with the number of shares of such Borrower's capital stock they are entitled to acquire thereunder.

            Section 4.12 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any
Plan; no notice of intent to terminate a Plan (other than with respect to a standard termination pursuant to Section 4041(b) of ERISA) has been filed nor has any Plan been terminated (other than with respect to a standard termination pursuant to Section 4041(b) of ERISA); no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings;
neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their
Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA (other than premium payments, which have been paid in the ordinary course).

                                      -12-

            Section 4.13 OPERATION OF BUSINESS. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, the Borrower is not in violation of any valid rights of others with respect to any of the foregoing, and the Borrower conducts its business in compliance in all material respects with all such licenses, permits and franchises.

            Section 4.14 TAXES. The Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties. The tax returns filed are complete and accurate in all material respects.

            Section 4.15 DEBT. SCHEDULE 4.15 is a complete and correct list of all Debts (except that undetermined unfunded vested benefits under any welfare plans (as defined in ERISA) of the Borrower are not included), credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the
Borrower is in any manner directly or contingently obligated; and the maximum principal or face amount, of the credit in question, outstanding or to be outstanding are correctly stated, and all Liens of any nature given or agreed to be given as security therefore are correctly described or indicated on such
SCHEDULE 4.15.

            Section 4.16 COMPLIANCE WITH LAWS. The Borrower is in compliance in all material respects with all applicable provisions of any and all statutes, orders and governmental rules and regulations.

            Section 4.17 MANAGEMENT. SCHEDULE 4.17 correctly sets forth the directors and principal officers of the Borrower as of the date hereof.

            Section 4.18 NO BROKERS. The Borrower has no obligation to any
Person for any broker, finder or commission fee with respect to this Agreement.

            Section 4.19 ALL CONSENTS OBTAINED. No consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required in connection with the execution, delivery and performance of this Agreement or any of the other Loan Documents.

            Section 4.20   SOLVENCY OF THE BORROWER.

            (a) The Borrower is financially solvent.

            (b) After giving effect to the Loans to be made pursuant to this
Agreement, the Borrower will:

                        (i) be able to pay its debts as they become due;

                                      -13-

                        (ii) have sufficient funds and capital to carry on its
business as now conducted or as contemplated to be conducted (in accordance with the terms of the Loan Documents);

                        (iii) own property having a value both at fair valuation
and at present fair saleable value greater than the amount required to pay its debts as they become due; and

                        (iv) not be rendered insolvent as determined by
applicable law.

            Section 4.21 FULL DISCLOSURE. Neither this Agreement, nor any of the other Loan Documents, nor any certificate, agreement, statement or other document, including, without limitation, any financial statements concerning the financial condition of the Borrower furnished to or to be furnished to the Bank or its attorneys by the Borrower in connection with this Agreement, contains or will contain any untrue statement of a material fact or, to the Borrower's knowledge, omits or will omit to state a material fact necessary in order to prevent all statements contained herein and therein from being misleading. There is no fact to the knowledge of the Borrower which has not been disclosed herein or in writing to the Bank that materially adversely affects, or in the future, insofar as the Borrower can reasonably foresee, may materially adversely affect the business, properties, assets or condition, financial or otherwise, of the
Borrower.

            Section 4.22 NO DEFAULT. No event or state of facts which
constitutes, or which with notice or lapse of time, or both, could constitute, an Event of Default hereunder or under any of the other Loan Documents has occurred and is continuing.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

            So long as any of the Obligations remain unpaid or the Revolving
Credit Commitment under this Agreement has not expired or been terminated,
Borrower will:

            Section 5.01 MAINTENANCE OF EXISTENCE. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required for the operation of its business.

            Section 5.02 MAINTENANCE OF RECORDS. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

            Section 5.03 MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

            Section 5.04 CONDUCT OF BUSINESS. Continue to conduct its business in the media and telecommunications industry.

                                      -14-

           Section 5.05   MAINTENANCE OF INSURANCE.

            (a) Keep its properties insured against fire and other hazards
(so-called "All Risk" coverage) in amounts and with companies reasonably satisfactory to the Bank to the same extent and covering such risks as is customary in the same or a similar business, but in no event in an amount less than the Revolving Loan Commitment. Such All Risk property insurance coverage shall provide for a minimum of thirty (30) days' written cancellation notice to the Bank; and

            (b) Maintain public liability coverage against claims for personal injuries, death or property damage in an amount deemed reasonable by the Bank, which policy shall name the Bank as an additional loss payee; and

            (c) Maintain all worker's compensation, employment or similar insurance as may be required by applicable law.

            Section 5.06 COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations, and orders, including, without limitation, ERISA and OSHA; such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property; provided, however, so long as no Event of Default has occurred hereunder or under any of the other
Loan Documents, the Borrower may contest by appropriate legal proceedings, diligently conducted in good faith, the validity or applicability of any law, the requirements of any governmental authority or the amount of any such taxes, assessments and other governmental charges due provided (a) the Borrower gives the Bank thirty (30) days' prior written notice, or such shorter time as is reasonable under the circumstances, of its intent to contest thereunder, (b)
such contest will not expose the Bank to any civil or criminal liability for failure to comply with such laws or the requirements of governmental authorities, and (c) at the reasonable request of the Bank, the Borrower furnishes the Bank security reasonably satisfactory to the Bank against loss, injury or costs resulting from such contest, including losses, injuries and costs resulting from delays in compliance with laws or requirements of governmental authorities or in paying any such taxes, assessments and other governmental charges.

            Section 5.07 RIGHT OF INSPECTION. At any time during regular business hours and from time to time, permit the Bank or any agent or representative thereof to audit, examine and make copies of and abstracts from the records and books of account of the Borrower, and to discuss the affairs, finances, and accounts of the Borrower with any of its officers, directors and independent accountants (an "Audit"). Such inspections by the Bank or its representatives shall be preformed in such a manner as not to materially interfere with the business of the Borrower. The Borrower shall reimburse the
Bank for the cost of each such audit at the rate of $600.00 per man day, provided, however, that as long as no Event of Default shall have occurred, the aggregate cost of such audits shall not exceed $10,000 per year.

            Section 5.08   REPORTING REQUIREMENTS.  Furnish to the Bank:

            (a) QUARTERLY REPORTS AND FINANCIAL STATEMENTS. As soon as available and in any event within fifty-five (55) days after the close of the first,

                                      -15-

second and third fiscal quarters, (i) a balance sheet of the Borrower as of such fiscal quarter; (ii) a statement of income and retained earnings of the Borrower for such fiscal quarter and for such fiscal year to date; (iii) a statement of cash flow of the Borrower for such fiscal quarter and for such fiscal year to date; and (iv) any additional interim reports and statements as Borrower may provide to its investors or regulators. Each of the foregoing shall be certified by the Chief Financial Officer of the Borrower as being true and complete in all material respects. All of the statements required pursuant to (i), (ii) and
(iii) above shall also state in comparative form the respective figures for the corresponding date and period in the prior fiscal year and shall be prepared in accordance with GAAP, consistently applied, subject to normal year-end adjustments and accruals.

            (b) ANNUAL REVIEW LEVEL FINANCIAL STATEMENTS; ACCOUNTANTS' REPORT.
As soon as available and in any event within one hundred (100) days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal year and statements of income and retained earnings of the Borrower for such fiscal year, and a statement of cash flow of the Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the prior fiscal year and all prepared in accordance with GAAP consistently applied. The annual financial statements of the Borrower required hereunder shall be reviewed and reported on by an independent certified public accountant of recognized standing, selected by the Borrower and approved by the Bank, which approval shall not be unreasonably withheld. Simultaneously with the delivery of the annual financial statements referred to in this Section
5.08(b), an unqualified certificate of the independent certified public accountants who reviewed such statements to the effect that, in making the examination necessary for the review of such statements, they have obtained no knowledge of any condition or event which constitutes an Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

            (c) ANNUAL BUDGET. Within thirty (30) days after the beginning of each fiscal year, the annual budget for the Borrower's operations for the then current fiscal year and, if reasonably requested by the Bank, for a longer period, certified by the chief financial officer of the Borrower.

            (d) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to any Borrower by independent certified public accounts in connection with examination of the financial statements of any Borrower made by such accountants.

            (e) CERTIFICATE OF NO DEFAULT. Within fifty five (55) days after the end of the first, second, and third fiscal quarters, and within one hundred
(100) days after the end of the Fiscal Year, a certificate of the Chief
Financial Officer of the Borrower (i) certifying that to the best of his or her knowledge no Event of Default has occurred and is continuing or, if an Event of
Default has occurred which is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii)
setting forth computations demonstrating compliance with the covenants contained in Article VII.

            (f) NOTICE OF LITIGATION. Promptly advise the Bank of the
commencement of litigation or a receipt of a threat of litigation, including

                                      -16-

arbitration proceedings and any proceedings before any governmental agency, which might have an adverse effect upon the condition (financial, operating or otherwise) of the Borrower, or where the amount involved is $250,000 or more.

            (g) NOTICE OF EVENTS OF DEFAULT. As soon as possible and in any event within five (5) days after the Borrower obtains knowledge of the occurrence of any Event of Default, a written notice setting forth the details of such Event of Default and the action which is proposed to be taken by the
Borrower with respect thereto.

            (h) ERISA REPORTS. Promptly after filing or receiving thereof, copies of all reports, including annual reports, and notices which the Borrower files with or receives from the PBGC, the Internal Revenue Service or the U.S.
Department of Labor under ERISA and the provisions of the Internal Revenue Code;
and as soon as possible and in any event within five (5) days after the Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Bank a certificate of the President or Chief Financial Officer of the Borrower setting forth details as to such
Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto. Borrower shall identify, explain and justify any unfunded pension obligations.

            (i) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement (other than to suppliers in the ordinary course) and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 5.08.

            (j) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and public reports which the Borrower sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the
Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

            (k) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

            Section 5.09 CONSOLIDATED AND CONSOLIDATING FINANCIAL REPORTS. All
financial reports for the Borrower shall be consolidated reports.

            Section 5.10 GENERAL CERTIFICATE REQUIREMENTS. All certificates, statements and calculations and supporting information to be provided under
Section 5.08 shall be in form and substance reasonably satisfactory to the Bank, and shall be accompanied by a compliance certificate signed by the Borrower's
Chief Financial Officer and/or Treasurer, attesting that the Borrower has complied with the terms and conditions of this Agreement.

                                      -17-

            Section 5.11 BANK ACCOUNTS. Maintain all of its bank accounts with the Bank.

            Section 5.12 FISCAL YEAR. Maintain as its fiscal year the period of
January 1 through December 31.

            Section 5.13 ACCOUNTANTS. Retain independent certified public accountants of recognized standing in the financial community who shall be acceptable to the Bank, which acceptance will not be unreasonably withheld. The
Bank shall have the right to confer in the Bank's discretion with the Borrower's independent accountants at any time upon any matter involving the Borrower's financial condition, and such accountants as a condition of their retention by the Borrower are hereby authorized to discuss fully and disclose all such matters with and to the Bank.

            Section 5.14 OPERATION OF BUSINESS. Maintain all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, used in the conduct of its business substantially as now conducted.

            Section 5.15   GENERAL REPORTING REQUIREMENTS.

            (a) Notify the Bank of any event causing material loss or unusual depreciation in any material asset and the amount of same; and

            (b) Give prompt written notice to Bank (but in any event within fifteen (15) days) of (i) any material dispute that may arise between the borrower and any governmental regulatory body or law enforcement; (ii) any labor controversy resulting or likely to result in a strike or work stoppage against the Borrower; (iii) any proposal by any public authority to acquire any asset or all or any portion of the business of the Borrower; (iv) any proposed or actual change of the Borrower's name, trade names, identities or corporate structure;
(v) any change in its place or business or the location of assets from its present place of business and/or locations; and (vi) any other matter which has resulted or is reasonably likely to result in a material adverse change in the
Borrower's financial condition or operations.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

            So long as any of the Obligations remain unpaid or the Revolving
Credit Commitment under this Agreement has not expired or been terminated, the
Borrower will not:

            Section 6.01 LIENS. Create, incur, assume, or suffer to exist any
Lien upon or with respect to any of its properties or assets, including its interests in Affiliates or Subsidiaries, now owned or hereafter acquired, except:

            (a) Liens in favor of the Bank;

            (b) Liens disclosed on SCHEDULE 6.01 attached hereto;

                                      -18-

            (c) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested as provided in Section 5.06 hereof;

            (d) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days provided, however, the Borrower shall not be deemed to be in default hereunder with respect to any lien or claim of lien for labor or materials which the Borrower shall be contesting by appropriate legal proceedings diligently conducted in good faith;

            (e) Liens under workmen's compensation, unemployment insurance, social security, or similar legislation;

            (f) Other liens or encumbrances (including, without limitation, zoning requirements, set backs, and rights-of-way) not material in nature and which do not materially interfere with the use of the property subject thereto;
and

            (g) Extensions or renewals of any of the foregoing.

            Section 6.02 DEBT. Create, incur, assume, or suffer to exist any
Debt, except:

            (a) Debt of the Borrower to the Bank under this Agreement;

            (b) Accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from billing date and current operating liabilities (other than for borrowed money) which are not more than ninety (90)
days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings or where payment of such account payable is otherwise deferred in the ordinary course of business; and

            (c) Debt listed on SCHEDULE 6.02 hereof (or extensions or renewals thereof).

            Section 6.03 MERGERS, CREATION OF SUBSIDIARIES, ETC. (i) Sell,
assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any material assets of the Borrower (whether now or hereafter acquired) to any Person; or (ii) unless Borrower is in compliance with all financial covenants as detailed in Article VII hereof, merge or consolidate with any Person, acquire all or substantially all of the assets or the business of any Person, or form or organize a subsidiary corporation.

            Section 6.04 SALE AND LEASEBACK. Sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

            Section 6.05 DIVIDENDS; DISTRIBUTIONS. (i) Declare or pay any
dividends or distributions; (ii) unless Borrower is in compliance with all financial covenants as detailed in Article VII hereof, purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that Borrower shall be permitted at all times to purchase its own stock so long as such purchase from this date shall not involve the

                                      -19-

purchase of more than 92,100 shares in the aggregate; (iii) make any other distribution of assets to its stockholders, whether in cash, assets, or obligations of the Borrower; or (iv) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock, except as permitted by this
Section 6.05. The foregoing provision shall not preclude either (a) the repurchase by the Borrower of shares of its common stock resulting from a reverse stock split of such shares or (b) the spinoff by the Borrower of certain non-core assets of the Borrower to the shareholders, as described in more detail in SCHEDULE 6.05.

            Section 6.06 SALE OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets
(including, without limitation, receivables, and leasehold interests), except:
(i) inventory, disposed of in the ordinary course of business; (ii) the sale or other disposition of assets which are (a) obsolete or worn out or (b) no longer necessary to the Borrower's business, so long as in either case such assets are replaced with a similar item or more technologically advanced item purchased by the Borrower suitable to its business having a fair market value at least equal to that of the assets being disposed; and (iii) the spinoff described in Section
6.05 and SCHEDULE 6.05 hereof.

            Section 6.07 INVESTMENTS. Make any loan or advance to any Person, including but not limited to officers, directors, members and shareholders of
Borrower or any Subsidiary, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contributions to, or otherwise invest in or acquire any interest in any Person, EXCEPT that
Borrower may make and own Investments in Cash Equivalents; PROVIDED that the
Borrower shall not incur any obligation to any Person which could subject such
Cash Equivalents (other than deposit accounts in which no more than $100,000 is held overnight) to set-off rights.

Nothing contained in this Section 6.07 shall prohibit Borrower from purchasing its own stock, so long as such purchase shall not exceed 92,100 shares in the aggregate.

            Section 6.08 GUARANTIES, ETC. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable
(including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and except for guaranties entered into in connection with the acquisition of Cal-Ore Telecommunications Company.

            Section 6.09 TRANSACTIONS WITH AFFILIATE. Enter into, or be a party to, any transaction with any Subsidiary or Affiliate (including, without limitation, transactions involving the purchase, sale or exchange of property or the rendering of services) except in the ordinary course of business pursuant to the reasonable requirements of the Borrower and upon fair and reasonable terms no less favorable than Borrower would obtain in a comparable arm's-length transaction with a Person other than a Subsidiary or an Affiliate.

                                      -20-

            Section 6.10 CHANGE OF CONTROL OR MANAGEMENT. (a) Permit any entity and/or any of such entity's affiliates to acquire more than fifty percent (50%)
of the ownership of the capital stock of the Borrower; or (b) permit two out of three of the Chief Financial Officer, Chief Executive Officer or General Counsel
of the Borrower to change from that reflected in SCHEDULE 4.17, unless such change results in similarly qualified and experienced individuals occupying those positions.

            Section 6.11 NO NEW BUSINESS VENTURES. Undertake any business ventures significantly different from those currently conducted by the Borrower, or change its name, location or principal nature of business, except as required for regulatory purposes (including in connection with acquisition of subsidiaries not prohibited thereby).

            Section 6.12 ISSUANCE OF STOCK. Unless Borrower is in compliance with all financial covenants as detailed in Article VII hereof, issue any capital stock or warrants or other rights to acquire any of its capital stock, other than the issuance of stock pursuant to options, warrants or plans currently outstanding.

            Section 6.13 ACQUISITION OF ASSETS. Purchase any assets other than in the ordinary course of the Borrower's business.

            Section 6.14 ERISA. With respect to ERISA, engage in any "prohibited transactions," or any "accumulated funding deficiency," terminate any pension plan so as to create any lien on any asset of Borrower, or otherwise not be in full compliance with all applicable requirements of ERISA.

                                   ARTICLE VII
                               FINANCIAL COVENANTS

            So long as any Obligations remain unpaid or the Revolving Credit
Commitment under this Agreement has not expired or been terminated:

            Section 7.01 TOTAL LEVERAGE RATIO. The Borrower's Total Leverage
Ratio shall not exceed:

                PERIOD                                                  RATIO

                Date of Agreement - 12/31/05                            5.25x
                01/01/06 - 12/31/06                                     5.00x
                01/01/07 - Revolving Credit Termination Date            4.75x

            Section 7.02 INTEREST COVERAGE RATIO. The Borrower's Interest
Coverage Ratio shall exceed 2.5x at all times.

            Section 7.03 MINIMUM CONSOLIDATED CASH. Borrower shall maintain a minimum consolidated cash balance in its consolidated financial statements of at least Ten Million Dollars ($10,000,000).

                                      -21-

            Section 7.04 MEASUREMENT. All financial covenants in this Article 7 shall be measured quarterly on a consolidated basis.

                                  ARTICLE VIII
                              ENVIRONMENTAL MATTERS

            Section 8.01 DEFINITIONS. The term "Polluting Substance" shall mean any hazardous, ignitable, corrosive, caustic, reactive, toxic or polluting material, waste or substance including (without limiting the generality of the foregoing) any of the following: "hazardous waste or constituents" (as defined in the regulations adopted under RCRA, defined below); "hazardous substance" (as defined in CERCLA, as defined below); oil or petroleum products; "chemical liquids or solid, liquid or gaseous products" (as those terms are used in the
Superlien Statute, defined below); asbestos; polychlorinated biphenyls;
formaldehyde compounds; explosives; and radioactive materials. The term
"Environmental Law" shall mean any statutory, regulatory, or decisional law pertaining to protection of the environment or to any Polluting Substance, including (without limiting the generality of the foregoing) the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended,
("RCRA"); and Title 22a "Environmental Protection" of the Connecticut General
Statutes, including particularly Sections 22a-448 through 22a-457 of the
Connecticut General Statutes (the "Superlien Statute"); as any of them may be amended from time to time, with the regulations promulgated thereunder. The term
"release" as used herein shall include both the meaning specified in CERCLA and a "spill" as defined in Section 22a-452c of the Connecticut General Statutes. In
the event any Environmental Law is amended to broaden the meaning of any term defined thereby, such changed meaning shall apply subsequent to the effective date of such amendment.

            Section 8.02 REPRESENTATIONS. (a) The Borrower represents and warrants that Borrower and those persons having a legal or beneficial interest in any Borrower, with the exception of shareholders, and all Subsidiaries and
Affiliates: (i) have not been involved in operations at any of Borrower's, any
Subsidiary's or any Affiliate's properties involving any Polluting Substances in violation of Environmental Laws; (ii) have not caused any release of a Polluting
Substance at or affecting any of Borrower's, any Subsidiary's or any Affiliate's
properties, or any contiguous land included in the property description of
Borrower's, any Subsidiary's or any Affiliate's properties; (iii) after due inquiry, know of no Polluting Substance affecting any of Borrower's, any
Subsidiary's or any Affiliate's properties or any contiguous land included in the property description of Borrower's, any Subsidiary's or any Affiliate's
properties or any other properties adjacent to Borrower's, any Subsidiary's or any Affiliate's properties in violation of Environmental Law (iv) have not permitted any tenant or occupant of Borrower's, any Subsidiary's or any
Affiliate's properties to engage in any activity involving any Polluting
Substance in violation of Environmental Law; (v) have not received any notice, order, claim or demand from any governmental authority under any Environmental
Law; and (vi) the Borrower has disclosed to the Bank all information it has as to whether Polluting Substances have been disposed of or otherwise released at any of Borrower's, any Subsidiary's or any Affiliate's properties.

                                      -22-

            (b) The Borrower further represents and warrants to the Bank that:
(i) none of the Borrower's, any Subsidiary's or any Affiliate's properties nor the Borrower, any Subsidiary or any Affiliate are in violation of, or subject to, any existing, pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any
Environmental Law and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any of
Borrower's, any Subsidiary's or any Affiliate's properties; and (ii) the
Borrower, any Subsidiary, or any Affiliate has not obtained, and is not required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of any of Borrower's, any Subsidiary's or any Affiliate's properties by reason of any Environmental Law.

            Section 8.03 COVENANTS. The Borrower covenants and agrees that, at its sole cost and expense, it will comply in all material respects with the requirements of all Environmental Laws applicable to Borrower and its properties.

            Section 8.04 INDEMNITY. Borrower covenants and agrees
unconditionally and absolutely to defend, indemnify and forever hold the Bank harmless from and against all fines, charges, fees, response costs (including clean-up, removal or mitigation), losses, liabilities, damages, diminutions in value, costs and expenses, causes of actions, suits, claims, demands and judgments of any nature suffered or incurred by the Bank and arising out of or in connection with any environmental liabilities incurred by Borrower or properties owned by Borrower.

            Section 8.05 SURVIVAL. This indemnity shall survive the repayment of the Obligations.

                                   ARTICLE IX
                             INTENTIONALLY OMITTED

                                    ARTICLE X
                                EVENTS OF DEFAULT

            Section 10.01 EVENTS OF DEFAULT. Any or all of the Loans shall, at the sole option of Bank, and notwithstanding any time or credit allowed by any
Loan Document, be immediately due and payable, without notice or demand, upon the occurrence of any of the following events (each an "Event of Default";
collectively, "Events of Default"):

            (a) Failure by the Borrower to make due payment of the principal of, or interest on, the Revolving Credit Note, or failure by the Borrower in the payment when due of any other Loan or in the payment when due of any other fee or payment, whether direct or contingent (under guaranty agreements, reimbursement agreements, interest rate protection agreements, account agreements or otherwise) owing by the Borrower to the Bank, whether now existing or hereinafter incurred whether direct or contingent or failure by the Borrower to pay any other amount due to the Bank or any affiliate of the Bank;

                                      -23-

            (b) Any insurance coverage required to be maintained by the Borrower pursuant to Section 5.05 of this Agreement is cancelled, lapses or is terminated and is not replaced by coverage with all the requirements of this Agreement within ten (10) days of such cancellation, lapse or termination;

            (c) Any representation or warranty made by the Borrower in this
Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

            (d) Failure of Borrower to perform any covenant, act, duty or obligation, as required by this Agreement, any related agreement or the occurrence of any act restricted by this Agreement, any related agreement or any other agreement between Borrower and the Bank or any affiliate of Webster
Financial Corporation;

            (e) The Borrower shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any
Material Obligation when and as the same shall become due and payable;

            (f) The Borrower (i) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as such debts become due;
or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

            (g) One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand Dollars ($250,000.00) in the aggregate shall be rendered against the Borrower, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

            (h) Any of the following events occur or exist with respect to the
Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any
Plan other than a Multiemployer Plan; (ii) any Reportable Event with respect to any Plan other than a Multi-employer Plan; (iii) the filing under Section
4041(c) of ERISA of a notice of intent to terminate any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) failure to meet the minimum funding standards of

                                      -24-

any Plan; (vi) failure of any qualified Plan to qualify under the Internal
Revenue Code or notification of intent to disqualify a Plan by the Internal
Revenue Service; (vii) complete or partial withdrawal under Sections 4201 through 4205 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and subject in each case above, to the condition that such event or condition, together with all other events or conditions, if any, could in the opinion of the Bank subject the
Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer
Plan, the PBGC, the Internal Revenue Service or otherwise (or any combination thereof) which in the aggregate exceed or may exceed Fifty Thousand Dollars
($50,000);

            (i) Change in the ownership of the capital stock of the Borrower or change in the management of the Borrower in violation of Section 6.10 hereof;

            (j) The Borrower shall fail to satisfy or observe any reporting requirement contained in Section 5.08 or any covenant contained in Article VII hereof;

            (k) Any event or condition occurs that results in any Material
Obligation becoming due prior to its scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligation or any trustee or agent on its or their behalf to cause any Material Obligation to become due prior to its scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof prior to their scheduled maturity or payment date (in each case after giving effect to any applicable cure period), provided that this clause (k) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (l) Substantial loss, theft, damage or destruction of any of the assets of the Borrower not covered by insurance;

            (m) Encumbrance of any of the assets of the Borrower other than as permitted herein;

            (n) The Borrower shall cease to continue to operate its business in the ordinary course or shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merger or consolidate, or be merged or consolidated, with or into any other entity or corporation; or

            (o) The Borrower shall lose or have revoked any material licenses necessary for the conduct of its business.

            Section 10.02  REMEDIES.  If an Event of Default occurs:

            (a) the Bank may (i) declare its obligations under Article II hereof to be terminated, whereupon the same shall forthwith terminate, and (ii) declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the
Borrower;

                                      -25-

            (b) the Bank may exercise any right, power or remedy permitted to it by law, including without limitation the right to set-off the amounts due under any Loan Document against any of the deposits, credits and property of the
Borrower in the possession or control of the Bank or in transit to it;

            For the purposes of this Section 10.02, the Borrower hereby irrevocably constitutes the Bank as its attorney-in-fact to issue in the name and execute or endorse on behalf of the Borrower each and every notice, instrument and document necessary to carry out the purposes of the provisions of this Section 10.02. The power of attorney granted hereby shall be self-executing, but the Borrower shall promptly execute and deliver to the Bank, upon written request from the Bank, such further powers of attorney as the Bank may from time to time reasonably request. The Bank will give the Borrower prompt written notice (and a copy) of any action taken by the Bank pursuant to such power of attorney.

                                   ARTICLE XI
                                  MISCELLANEOUS

            Section 11.01 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the
Borrower is a party, nor consent to any departure by the Borrower from any Loan
Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 11.02 NOTICES, ETC. Except as otherwise specifically provided in Section 2.02 hereof with respect to Borrower's requests for Loans, all notices and other communications provided for under this Agreement shall be in writing and sent by Federal Express or other national overnight delivery service or by certified mail, return receipt requested or personal delivery.
Notices shall be deemed given (i) upon receipt or refusal to accept if delivered personally, (ii) the next day if Federal Express or other overnight delivery service is used or (iii) if sent by certified or registered mail, three (3) days after deposit in a United States Postal Office, postage prepaid, properly addressed to the Borrower or to Bank at the addresses stated below, or to such other addresses as Borrower or Bank may from time to time specify in writing pursuant to this Section 11.02.

              If to Borrower, to:       Lynch Interactive Corporation
                                        401 Theodore Fremd Ave
                                        Rye, New York 10580
                                        Attention:  Mr. Robert Dolan, CFO

                 with a copy to:        Lynch Interactive Corporation
                                        401 Theodore Fremd Ave
                                        Rye, New York 10580
                                        Attention:  John A. Cole, Esq.

                                      -26-

              And if to the Bank, to:   Webster Bank, National Association
                                        CityPlace II - Fifth Floor
                                        185 Asylum Street
                                        Hartford, Connecticut  06103-3494
                                        Attention:  Christopher J. Motl, Vice President

                 with a copy to:        Murtha Cullina LP
                                        CityPlace I - 185 Asylum Street
                                        Hartford, Connecticut  06103-3469
                                        Attention:  Asker A. Saeed, Esq.

Notwithstanding anything contained herein to the contrary, notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank no matter what mode of delivery is used.

            Section 11.03 NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

            Section 11.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any rights under any Loan Document.

            Section 11.05 COSTS, EXPENSES, AND TAXES; INDEMNIFICATION. The
Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and enforcement of any of the Loan
Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with the enforcement of any of the Loan Documents or any amendment, modification or supplement thereto, whether by negotiation, legal proceedings or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The Borrower also agrees to indemnify and hold harmless the Bank and its affiliates and its respective directors, officers, employees and agents (collectively, the "Indemnified
Parties") from and against any and all actions, suits, losses, claims and liabilities to third parties unaffiliated with the Indemnified Parties of any kind or nature, joint or several, to which such Indemnified Parties may become subject, related to or arising out of any of the transactions contemplated herein, including without limitation, the execution of the Loan Documents and the closing of the Revolving Credit Commitment, and will reimburse the
Indemnified Parties for all out-of-pocket expenses (including attorneys' fees and expenses) on demand as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim

                                      -27-

or any action or proceeding arising therefrom; provided, that no Indemnified
Party shall have any right to indemnification for any of the foregoing to the extent resulting from the gross negligence or willful misconduct of any
Indemnified Party.

            Section 11.06. RIGHT OF SETOFF. The Borrower gives the Bank and the
Bank's participants in this Agreement, if any, a right of set-off as security for all of the Borrower's Obligations hereunder and under all of the other Loan
Documents, whether now existing or hereafter arising, upon and against all the deposits (general or special, time or demand, provisional or final), credits and property of the Borrower and any other property of the Borrower, now or hereafter in the possession or control of the Bank or the Bank's participants or in transit to any of them. The Bank and its aforesaid participants may, at any time after the occurrence of an Event of Default, setoff the same or any part thereof and apply the same, or any part thereof (or in the case of a participant, deliver the same or any part thereof to the Bank for application)
to any Obligations of the Borrower now or hereafter existing hereunder or under any of the other Loan Documents irrespective of whether or not the Bank shall have made any demand under the Loan Documents and although such obligations may be unmatured. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR
REMEDIES WITH RESPECT TO THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF
SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER
ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY THE BORROWER. The
Bank agrees promptly to notify the Borrower after any such setoff and application by the Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            Section 11.07. GOVERNING LAW. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

            Section 11.08. SEVERABILITY OF PROVISIONS. Any provision of any Loan
Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan
Document or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 11.09. HEADINGS. Article and Section headings in the Loan
Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

            Section 11.10. MAXIMUM RATE. Nothing contained in any Loan Document shall be deemed to establish or require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid under any Loan Document exceeds the maximum rate permitted by applicable law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted by the applicable law, and any payment of interest which is found to have exceeded the maximum permissible rate shall, to the extent in excess of the maximum permissible rate, be deemed to be payment against principal and shall be so credited by the Bank.

                                      -28-

            Section 11.11. METHOD OF PAYMENT. The Borrower shall make each payment under the Loan Documents not later than the Bank's close of business on the date when due in lawful money of the United States to the Bank at the Head
Office in immediately available funds. Whenever any payment to be made under a
Loan Document shall be stated to be due on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

            Section 11.12 WAIVER OF NOTICE, HEARING AND BOND BEFORE PREJUDGMENT
REMEDY. THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT
IS A PART IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION, AND WAIVES
ANY RIGHT TO (1) NOTICE AND PRIOR HEARING ON THE RIGHT OF THE BANK, OR ITS
SUCCESSORS OR ASSIGNS, TO OBTAIN A PREJUDGMENT REMEDY UNDER CHAPTER 903a OF THE
CONNECTICUT GENERAL STATUTES, REV. 1958, AS AMENDED, OR AS THE SAME MAY BE
AMENDED; (2) NOTICE AND PRIOR HEARING OR OTHER PROCESS ALLOWED UNDER ANY STATE
OR FEDERAL CONSTITUTION, STATUTE OR OTHER LAW, NOW OR HEREAFTER AFFECTING
PREJUDGMENT REMEDIES; AND (3) ANY REQUIREMENT THAT THE BANK POST A BOND IN ORDER
TO OBTAIN ANY PREJUDGMENT REMEDY.

            Section 11.13 OTHER WAIVERS. THE BORROWER FURTHER WAIVES DILIGENCE,
DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF
PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS AGREEMENT, THE
REVOLVING CREDIT NOTE OR ANY OTHER LOAN DOCUMENT; ALL RIGHTS TO THE BENEFITS OF
ANY MORATORIUM, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW PROVIDED OR WHICH MAY
HEREAFTER BE PROVIDED BY ANY FEDERAL OR STATE STATUTE, INCLUDING BUT NOT LIMITED
TO EXEMPTIONS PROVIDED BY OR ALLOWED UNDER THE BANKRUPTCY REFORM ACT OF 1978, AS
THE SAME MAY BE AMENDED, BOTH AS TO ITSELF PERSONALLY AND AS TO ALL OF ITS
PROPERTY, WHETHER REAL OR PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF
THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT, THE REVOLVING CREDIT NOTE, ANY OF
THE OTHER LOAN DOCUMENTS AND ANY AND ALL EXTENSIONS, RENEWALS AND MODIFICATIONS
THEREOF; AND THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR
COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT
OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF
THE OTHER LOAN DOCUMENTS.

            Section 11.14 WAIVERS BARGAINED FOR AND KNOWINGLY AND VOLUNTARILY
GIVEN. THE BORROWER ACKNOWLEDGES AND AGREES THAT THE WAIVERS CONTAINED IN THIS
AGREEMENT AND IN ALL OF THE OTHER LOAN DOCUMENTS HAVE BEEN SPECIFICALLY
REQUESTED BY THE BANK AND HAVE BEEN GRANTED BY THE BORROWER TO INDUCE THE BANK

                                      -29-

TO PROVIDE CREDIT TO THE BORROWER UNDER THE TERMS OF THIS AGREEMENT AND THAT
SUCH WAIVERS HAVE BEEN KNOWINGLY AND VOLUNTARILY GIVEN ONLY AFTER CONSIDERATION
OF THE RAMIFICATIONS OF SUCH WAIVERS WITH THE BORROWER'S ATTORNEY.

            Section 11.15 SCHEDULES. All Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

            Section 11.16 CONSENT TO JURISDICTION. The Borrower and the Bank
hereby agree that any state court or local court of the State of Connecticut and the United States District Court for the District of Connecticut shall have jurisdiction to hear and determine any claims or disputes between the Borrower and the Bank pertaining directly or indirectly to this Agreement, or to any of the other Loan Documents or to any matter arising herefrom or therefrom. The
Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, and hereby waives any objections it may have as to venue of any such suit, action or proceedings brought in such court or that such court is an inconvenient forum. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum in any appropriate jurisdiction.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WEBSTER BANK, NATIONAL                       LYNCH INTERACTIVE
ASSOCIATION                                  CORPORATION

By: /s/ Christopher J. Motl                  By: /s/ Robert E. Dolan
    -----------------------------                ---------------------------
        Name:  Christopher J. Motl               Name:  Robert E. Dolan
        Title:  Vice President                   Title:  Chief Financial Officer
        Hereunto Duly Authorized        30          Hereunto Duly Authorized